UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 11, 2024

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (800) 463-5465

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Global Motor Group of Companies

On March 11, 2024, DLT Resolution Inc. (the “Company” or “we”) entered into and closed the transactions contemplated by the definitive share purchase agreement (share for share exchange) (the “Share Purchase Agreement”) by and among the Companies,Global Motor Trade LLC, Global Motor Trade International LLC, SJ Auto Trade LLC, WEC International LLC. and the beneficial owners of each entity (collectively referred to as“Vendors” or“Shareholders” all of which are all referenced in the agreement collectively as Global Motor Trade Group of Companies or as“GMTI”).

About The Global Motor Group of Companies

The Global Motor Trade Group of Companies, based in the United States, specializes in international vehicle, vehicle parts and equipment, and machinery and equipment, wholesale distribution and sale, with a primary focus on United States, Canada, Mexico, Southeast Asia, China, Europe, Dubai, Africa and worldwide. GMTI contribute a combined annual gross revenue of USD $50,858,000.

Consideration for purchase

The Purchase Price shall be satisfied in the following manner at Closing by issuing shares at a current value of .005 USD per share its current trading value on the Over the Counter market The issuance of DLT Resolution Shares in a number representing The Initial Purchase Price of the Transaction will be calculated as follow: 14% of the I/O shares of DLTI, represented by 6,020,000 shares in DLTI which shall be non dilutive up through the acquisition of 42% of the outstanding shares of Ciscom Corporation and any new (non transferred) shares issued to Drew Reid up through May 31, 2024, or by closing. Issued and outstanding which are expected to total approximately 55,000,000. The Vendors (GMTI) thereafter shall be issued such additional shares as to equal a total of 14% of the I/O shares of DLTI, represented by 6,020,000 shares in DLTI which shall be non dilutive up through the acquisition of 42% of the outstanding shares of Ciscom Corporation and any new (non transferred) shares issued to Drew Reid up through May 31, 2024, or by closing. Issued and outstanding which are expected to total approximately 55,000,000. The Vendors (GMTI) thereafter shall be issued such additional shares as to equal a total of 14% of the issued and outstanding shares of DLTI. Any future acquisitions of any entity which includes control of the acquired entity with no less than 50.1% of the issued and outstanding stock of that entity subsequent to the closing of this transaction shall be considered accretive to the value of the company and therefore Vendors shall not be entitled to any additional non dilutive shares. This calculation shall exclude any debt of the Vendor entities that shall agree to convert their debt to the Company’s common stock.

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Earn-Out Payments and Bonus Acquisition Payments.

As part of the Purchase Price, the Vendors shall also receive ongoing payments, subject to adjustments as set out in below, calculated in accordance with and payable upon the timelines as outlined in Schedule“B”hereto (together, the“Earn-Out Payments)”.

Within 120 days of year-end and upon achieving the threshold performance of the Earn-Out:

The Initial Purchase Price will be augmented by the Earn-out to arrive to the Total Purchase Price. The Earn-Out is based on the performance of GMTI and any of its acquisitions introduced by GMTI,  commencing for the 24 month period following the closing and completion of this transaction 1,111,000  DLTI common shares, (on a average of $0.45/sh) to the Vendors, for the 12 month period following the closing and completion of the transaction if the GMTI & all associated companies Gross Profit is $4,250,000 or more; and,

1,666,000 DLTI common shares (on a average of $0.45/sh), to the Vendors, for the second 12 month period following the closing and completion of the transaction if the  GMTI & all acquired companies Gross Profit is $5,250,000 or more.

During the first 24 months following the closing of this transaction, the Vendors shall receive an additional Bonus Acquisition compensation in shares equal to 10% of the compensation (TBD), prior to close paid to strategic of the net revenue or value of the acquisition on closing in the motor vehicle and equipment export industry that are identified and introduced by GMTI, as approved by the DLTI Board of Directors.  Upon presentation by either Charles S Brofman and/or Abdul Matin Moosa, of a proposed acquisition of an entity for which either or both of Charles S Brofman or Abdul Matin Moosa may receive bonus compensation under this paragraph, then in such event Charles S Brofman shall abstain from voting on the transaction as a Director of DLT Resolution, Inc.

The foregoing summary of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Asset Purchase Agreement is filed as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of the other parties thereto. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are given only as of the dates specified in the agreement and are qualified by information contained in confidential disclosure schedules provided by the parties. Accordingly, investors should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of facts or condition of the Companies, ,Global Motor Trade LLC, Global Motor Trade International LLC, SJ Auto Trade LLC, WEC International LLC  the Sellers or any other party to the Asset Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information in Item 1.01 set forth above is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2024 Charles Brofman was appointed Director, General Counsel and Secretary.  , Mr. Brofman's extensive legal and entrepreneurial expertise is expected to significantly contribute to the company's growth and strategic vision.

Information concerning Mr. Brofman  follows:

Charles Brofman (62) A distinguished graduate of Brooklyn College of the City University of New York and Fordham Law School, Mr. Brofman brings a wealth of experience to DLT Resolution Inc. His legal career includes serving as an Assistant District Attorney in Bronx County, New York, and handling over 8000 cases in civil and criminal courts. His reputation for handling high-profile cases underscores his deep understanding of legal complexities. He was in private practice as a trial attorney from September 1986 through 1998.

Beyond his legal achievements, Mr. Brofman is renowned for his entrepreneurial ventures. As the CEO of Cybersettle, he revolutionized online dispute resolution with his patented double-blind bid method, utilized in over 200,000 disputes worldwide. He also spearheaded the RapidFunds model, facilitating over $350,000,000 in post-settlement funding for law firms. He has served as President of the North American Automobile Trade Association since 2017.

In 2022, Mr. Brofman's successful acquisition of a majority of the shares of Cybersettle Holdings, Inc. further solidified his leadership in the industry. His entrepreneurial endeavors extend to the automotive sector, where he serves as Managing Member  of Global Motor Trade International LLC and SJ Auto Trade LLC, entities recently acquired by DLT Resolution Inc.

The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director.

Mr. Brofman is not an independent directors as that term is defined in section 803 of the listing standards of the NYSE AMEX.  Mr. Brofman is not  a "financial expert" as that term is defined in the regulations of the Securities and Exchange Commission.

The following shows the amounts the Company expects to pay to Mr. Brofman during the twelve months ending December 31, 2024, and the amount of time these persons expect to devote to the Company.

Name	Projected Compensation	% of time to be devoted to Company's business
Charles Brofman	$125,000	75%

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As of March 13, 2024 Mr. Brofman owned 0 shares of the Company's common stock, or 0% of the Company's outstanding shares and owns 0 Preferred Series A Convertible stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Share Purchase Agreement - Share for Share Exchange
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as "shall", "will" and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including, but not limited to, the impact of the economic environment on the Company's customer base and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on resulting from competition; and inability to maintain certain marketing and distribution arrangements.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: March 11, 2024	By:	/s/ Drew Reid
	Name:	Drew Reid
	Title:	President and Chief Executive Officer

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